SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2001

GENE LOGIC INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23317 (Commission File No.)	06-1411336 (IRS Employer Identification No.)

708 Quince Orchard Road
Gaithersburg, Maryland 20878
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 987-1700

Item 9. Regulation FD Disclosure.

At an October 29, 2001 conference call held to discuss the company’s performance for the third quarter and first nine months of 2001, the company announced that it expects to achieve total revenue of $65 million for the full year 2002. The company also announced that it expects to issue complete guidance for 2002 including net loss and earnings per share estimates later in the month of November 2001.

All statements in this form 8-K that are not historical are considered forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Gene Logic’s “expectations,” “beliefs,” “goals,” “hopes,” “strategies,” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Gene Logic from those projected, including, but not limited to, risks and uncertainties relating to technological approaches, product development, production, market acceptance, cost and pricing of Gene Logic products, utility of genomic information in drug discovery and development, dependence on collaborative partners, sole source suppliers, competition, ability to sign new subscribers, continued access to necessary human and animal tissue samples, customer renewals and terminations, intellectual property of Gene Logic and others, and patent protection and litigation. These and other risk factors are discussed in Gene Logic’s Annual Report on Form 10-K for the year ended December 31, 2000 and Gene Logic’s other SEC reports, including its Quarterly Reports on Form 10-Q. Gene Logic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Gene Logic’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gene Logic Inc.

Dated:	October 30, 2001	By:	/s/ Philip L. Rohrer, Jr. Philip L. Rohrer, Jr. Chief Financial Officer